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                                                                     Exhibit 21



                                    SUBSIDIARIES OF MAXXIM MEDICAL GROUP, INC.

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NAME                                                     STATE OF INCORPORATION
----                                                     ----------------------

Maxxim Medical, Inc.                                            Delaware

Maxxim Medical Holdings Europe B.V.                            Netherlands

Maxxim Medical FSC, Inc.                                        Barbados

Fabritek La Romana, Inc.                                       Mississippi

Maxxim Investment Management, Inc.                               Nevada

Maxxim Medical Europe B.V.                                     Netherlands

Maxxim Medical Belgium, N.V.                                     Belgium

Maxxim Medical Canada Limited                                    Canada

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